Exhibit 4.4

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 25, 2010, among Koppers Ventures LLC, a Delaware limited liability company, (the “Guaranteeing Subsidiary”), a subsidiary of Koppers Inc. (or its permitted successor), a Pennsylvania corporation (the “Issuer”), the Issuer, Koppers Holdings Inc., as Guarantor, the other subsidiary guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 1, 2009 providing for the issuance of 7.875% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Note as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IT WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: February 25, 2010,

KOPPERS VENTURES LLC

By:	/s/ Steven R. Lacy
	Name:	Steven R. Lacy
	Title:	Secretary

KOPPERS INC.

By:	/s/ Steven R. Lacy
	Name:	Steven R. Lacy
	Title:	Senior Vice President, Administration, General Counsel & Secretary

KOPPERS HOLDINGS INC.

By:	/s/ Steven R. Lacy
	Name:	Steven R. Lacy
	Title:	Senior Vice President, Administration, General Counsel & Secretary

Subsidiary Guarantors:

WORLD-WIDE VENTURES CORPORATION

By:	/s/ Steven R. Lacy
	Name:	Steven R. Lacy
	Title:	Secretary

KOPPERS DELAWARE, INC.

By:	/s/ Steven R. Lacy
Name: Steven R. Lacy
Title: Secretary

KOPPERS CONCRETE PRODUCTS, INC.

By:	/s/ Steven R. Lacy
Name: Steven R. Lacy
Title: Secretary

CONCRETE PARTNERS, INC.

By:	/s/ Steven R. Lacy
Name: Steven R. Lacy
Title: Secretary

KOPPERS ASIA LLC

By:	/s/ Steven R. Lacy
Name: Steven R. Lacy
Title: Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
Authorized Signatory
Martin Reed
Vice President